The Board of Trustees and Shareholders
Putnam Global Equity Fund

In planning and performing our audit of
the financial statements of Putnam
Global Equity Fund for the year ended
February 28, 2001, we considered its
internal control, including control
activities for safeguarding securities,
in order to determine our auditing
procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of Putnam Global Equity
Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
Generally, controls that are relevant to an audit pertain to the entitys objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in
internal control, errors or fraud may
occur and not be detected.  Also,
projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control
would not necessarily disclose all
matters in internal control that might
be material weaknesses under standards
established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no matters involving
internal control and its operation,
including controls for safeguarding
securities, which we consider to be
material weaknesses as defined above as
of February 28, 2001.

This report is intended solely for the
information and use of management, the
Board of Trustees of Putnam Global
Equity Fund, and the Securities and
Exchange Commission and is not intended
to be and should not be used by anyone
other than these specified parties.

KPMG LLP

Boston, Massachusetts
April 3, 2001